                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant / /
     Filed by a party other than the registrant /X/
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               Harsco Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          Bowne of New York City, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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     (4) Proposed maximum aggregate value of transaction:

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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---------------
(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

[HARSCO CORPORATION LOGO]

NOTICE OF
1996 MEETING
AND PROXY
STATEMENT

[HARSCO CORPORATION LOGO]

HARSCO CORPORATION
P.O. Box 8888
Camp Hill, Pennsylvania 17001-8888

March 25, 1996

To Our Stockholders:

You are cordially invited to attend the 1996 Annual Meeting of Stockholders of your Company, which will be held on Tuesday, April 30, 1996, beginning at 10 a.m. at the Radisson Penn Harris Hotel and Convention Center, Camp Hill, Pennsylvania.

Information about the Annual Meeting, including a listing and discussion of the various matters on which you, as our stockholders, will act, may be found in the formal Notice of Annual Meeting of Stockholders and Proxy Statement which follow. We look forward to greeting as many of our stockholders as possible.

Whether you plan to attend the Annual Meeting or not, we urge you to fill in, sign, date and return the enclosed Proxy Card, in the postage-paid envelope provided, in order that as many shares as possible may be represented at the Annual Meeting. The vote of every stockholder is important and your cooperation in returning your executed Proxy promptly will be appreciated.

Sincerely,

/s/ D. C. HATHAWAY

D. C. Hathaway
Chairman, President and Chief
Executive Officer

HARSCO CORPORATION
P.O. Box 8888
Camp Hill, Pennsylvania 17001-8888

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Harsco Corporation will be held on Tuesday, April 30, 1996, at 10 a.m. at the Radisson Penn Harris Hotel and Convention Center, Camp Hill, Pennsylvania to consider and act upon the following matters:

   1. Election of two Directors to serve until the 1999 Annual Meeting of Stockholders, and until their successors are elected and qualified;

   2. Considering the adoption of the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as independent accountants to audit the accounts of the Company for the fiscal year ending December 31, 1996; and

   3. Such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 6, 1996, as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. The polls will open at 9:30 a.m. on the date of the Annual Meeting and will close at approximately 10:15 a.m. Proxies will be accepted continuously from the time of mailing until the closing of the polls.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO FILL IN, DATE, SIGN AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

/s/ PAUL C. COPPOCK

Paul C. Coppock
Senior Vice President, Chief Administrative Officer,
General Counsel and Secretary
March 25, 1996

                                PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement has been prepared in connection with the solicitation by the Board of Directors of Harsco Corporation, a Delaware corporation (the "Company"), of Proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company, to be held April 30, 1996, or at any adjournment or adjournments of such Annual Meeting.

     The record date for stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 6, 1996. On the record date, there were issued and outstanding 25,158,105 shares of the Company's common stock, $1.25 par value (the "common stock"). This figure does not include 7,469,998 shares reacquired and held by the Company as treasury stock which will not be voted. All such shares are one class, with equal voting rights, and each holder thereof is entitled to one vote on all matters voted on at the Annual Meeting for each share registered in such holder's name. The presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting. Assuming that a quorum is present, the affirmative vote by the holders of a plurality of the shares cast at the Annual Meeting will be required to act on the election of directors, and the affirmative vote by the holders of a majority of the shares entitled to vote present in person or by proxy will be required to act on all other matters to come before the Annual Meeting, including the adoption of the appointment of Coopers & Lybrand L.L.P. as independent accountants for the current fiscal year.

     In certain circumstances, a stockholder will be considered to be present at the Annual Meeting for quorum purposes but will not be deemed to have cast a vote on a matter. Such circumstances exist when a stockholder is present but specifically abstains from voting on a matter or when shares are represented at the Annual Meeting by a proxy conferring authority to vote only on certain matters ("broker non-votes"). In conformity with Delaware law, abstentions and broker non-votes will not be treated as votes cast with respect to election of directors, and therefore will not affect the outcome of such matter. However, with respect to each other matter presented at the Annual Meeting, abstentions will be treated as negative votes on such matters, while broker non-votes will not be counted in determining the outcome.

     The shares of common stock represented by each properly executed proxy received by the Board of Directors will be voted at the Annual Meeting in accordance with the instructions specified therein. If no instructions are specified, such shares of common stock will be voted FOR the election of nominees for Directors and FOR the adoption of the appointment of Coopers & Lybrand L.L.P. as independent accountants. The Board of Directors knows of no other business to come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, or any adjournment thereof, the persons voting the proxies will vote them in accordance with their best judgment. Any proxy may be revoked by notifying the Secretary of the Company in writing at any time prior to the voting of the proxy.

     The principal executive offices of the Company are located at 350 Poplar Church Road, Wormleysburg, Pennsylvania (mailing address: P.O. Box 8888, Camp Hill, Pennsylvania 17001-8888). This Proxy Statement and accompanying Notice of Meeting and form of Proxy are first being mailed to stockholders on or about March 25, 1996.

ELECTION OF DIRECTORS

     The Company currently has ten Directors, of which three have a term of office which will expire with the forthcoming Annual Meeting. The Company's By-laws authorize the Board of Directors to fix the number of Directors from time to time, provided that such number will not be less than five nor more than twelve. In accordance with the By-laws, the Board of Directors has fixed the number of Directors at eight commencing with the forthcoming Annual Meeting.

     At the 1986 Annual Meeting of Stockholders, a Classified Board was adopted and elected by the Company's stockholders. Under this system, the Board of Directors is divided into three classes. One class is elected each year for a three-year term. The class whose term will expire at the 1996 Annual Meeting of Stockholders consists of three Directors, one of whom, Mr. Wilburn, is a nominee and two of whom, Messrs. Burdge and Smith, are retiring from the Board at the end of their current term. In order to keep the three classes of Directors as nearly equal in number as practicable, Mr. Sordoni, who presently has a term expiring in 1997, has been nominated to have his current term extended for an additional two years to expire in 1999. The stockholders are asked to vote FOR Messrs. Wilburn and Sordoni, both of whom have been duly nominated by the Board of Directors, to serve a term of office until the 1999 Annual Meeting of Stockholders and their respective successors have been elected and qualified. However, should either nominee become unavailable or prove unable to serve for any reason, Proxies will be voted for the election of such other person or persons as the Board of Directors may select to replace such nominee. No circumstance is presently known which would render any nominee named herein unavailable to serve.

     Each person named as a nominee for Director has advised the Company of his willingness to serve if elected. The information set forth below states the name of each nominee for Director and of each Director continuing in office, his age, a description of his present and previous positions, the year in which he first became a Director of the Company, his business experience, other directorships he holds and the Committees of the Board on which he serves.

     The Board of Directors met seven times during the fiscal year ended December 31, 1995.

                      NOMINEES FOR TERMS EXPIRING IN 1999

                                                                             DIRECTOR
                                                                             OF THE
                                        POSITION WITH THE COMPANY            COMPANY
       NAME             AGE           AND PRIOR BUSINESS EXPERIENCE          SINCE
--------------------------------------------------------------------------
                        52      Mr. Sordoni is Chairman of Sordoni           1988
      [PHOTO]                   Construction Services, Inc. (construction
A. J. Sordoni, III              management) and has been employed by that
                                company since 1967. Mr. Sordoni is the
                                former Chairman and Director of C-TEC
                                Corporation (telecommunications) and
                                Mercom, Inc. (cable television) and a past
                                Director of Pennsylvania Gas and Water Co.
                                and United Penn Bank.
                                Member of the Audit Committee, the Manage-
                                ment Development and Compensation Commit-
                                tee and the Nominating Committee.
      [PHOTO]           52      President and Chief Executive Officer of     1986
   R. C. Wilburn                the Colonial Williamsburg Foundation.
                                Former President of Carnegie Institute and
                                Carnegie Library (educational and cultural
                                complex) located in Pittsburgh,
                                Pennsylvania. From 1983 to 1984, Mr.
                                Wilburn served as the Secretary of Educa-
                                tion for the Commonwealth of Pennsylvania.
                                From 1979 to 1983, Mr. Wilburn served as
                                the Secretary of Budget and Administration
                                for the Commonwealth of Pennsylvania.
                                Chairman of the Nominating Committee; mem-
                                ber of the Audit Committee and Executive
                                Committee.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1998

                                                                             DIRECTOR
                                                                             OF THE
                                        POSITION WITH THE COMPANY            COMPANY
       NAME             AGE           AND PRIOR BUSINESS EXPERIENCE          SINCE
--------------------------------------------------------------------------
       [PHOTO]          67      Chairman of British Aerospace Holdings,      1990
    R. L. Kirk                  Inc.; former Chairman and Chief Executive
                                Officer of CSX Transportation Inc. Mr.
                                Kirk served as Chairman and Chief
                                Executive Officer of Allied-Signal
                                Aerospace Company from 1986 to 1989. He
                                was President and Chief Executive Officer
                                of LTV Aerospace and Defense Company from
                                1977 until 1986. He is also a Director of
                                British Aerospace PLC of London, England.
                                Member of the Nominating Committee.
       [PHOTO]          60      Chairman of AMP Incorporated. Mr. Marley     1993
   J. E. Marley                 joined AMP Incorporated in 1963 and was
                                appointed Corporate Vice President,
                                Operations in 1983. He became the
                                company's President in 1986 and assumed
                                the position of President and Chief
                                Operating Officer in 1990. He is a
                                Director of AMP Incorporated, Armstrong
                                World Industries, Inc., and Dauphin
                                Deposit Corporation.
                                Member of the Management Development and
                                Compensation Committee.
       [PHOTO]          51      President and Chief Operating Officer of     1995
  J. I. Scheiner                Benatec Associates, Inc. He was President
                                of Stoner Associates, Inc. from 1988 to
                                1991 and Vice President of Huth Engineers
                                from 1987 to 1988. Served as Secretary of
                                Revenue for the Commonwealth of
                                Pennsylvania from 1983 to 1987, and from
                                1979 to 1983, served as Deputy Secretary
                                for Administration, Pennsylvania De-
                                partment of Transportation. Member of the
                                Pennsylvania Chamber of Business and
                                Industry Board and a Trustee of Harrisburg
                                Area Community College.

                    DIRECTORS WHOSE TERMS EXPIRE IN 1997(1)

                                                                             DIRECTOR
                                                                             OF THE
                                        POSITION WITH THE COMPANY            COMPANY
       NAME             AGE           AND PRIOR BUSINESS EXPERIENCE          SINCE
--------------------------------------------------------------------------
      [PHOTO]           51      Chairman since April 1, 1994. President      1991
  D. C. Hathaway                and Chief Executive Officer since January
                                1, 1994. Was President and Chief Operating
                                Officer of the Company from May 1, 1991 to
                                January 1, 1994. Served as Senior Vice
                                President-Operations from 1986 to May 1991
                                and as Group Vice President from 1984 to
                                1986. Prior to 1984, was Chairman and
                                Chief Executive Officer of Dartmouth
                                Investments Limited in the United Kingdom
                                which was acquired by the Company in 1979.
                                Mr. Hathaway is a Director of Dauphin
                                Deposit Corporation, PP&L Resources, Inc.
                                and Pennsylvania Power & Light Company.
                                Member of the Executive Committee.
      [PHOTO]           70      President of Penn Harris Company (hotel)     1983
   R. F. Nation                 since 1977. Mr. Nation is also a Director
                                of Dauphin Deposit Corporation, and has
                                been involved in a variety of activities
                                in community, state and industrial areas.
                                Chairman of the Management Development and
                                Compensation Committee and member of the
                                Executive Committee.
      [PHOTO]           67      Retired President and Chief Executive        1990
   N. H. Prater                 Officer of Mobay Corporation. Mr. Prater
                                is a Director of Koppers Industries, Inc.,
                                Calgon Carbon Corp. and Melamine Chemical
                                Corp. He serves as a trustee of the
                                University of Pittsburgh, Robert Morris
                                College and as a member of the Interna-
                                tional Advisory Board of Georgia Institute
                                of Technology.
                                Chairman of the Audit Committee; member of
                                the Management Development and Compensa-
                                tion Committee and the Executive
                                Committee.

------------
(1) Mr. Sordoni is currently a member of this class of Directors but has been nominated for election to have his current term extended for an additional two years to 1999. Information concerning Mr. Sordoni appears on page 3.

SHARE OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 6, 1996, information with respect to the beneficial ownership of the Company's outstanding voting securities by (a) each Director (b) the Company's chief executive officer and the Company's four most highly compensated executive officers (the "Named Executives") and (c) all Directors and executive officers as a group. All of the Company's outstanding voting securities are common stock.

                                                           NUMBER OF        NUMBER OF
                            NAME                           SHARES(1)      STOCK OPTIONS
    -----------------------------------------------------  ---------      -------------
    J. J. Burdge.........................................   112,007(2)         5,000
    L. A. Campanaro......................................    12,062           31,366
    P. C. Coppock........................................    17,763(3)        33,986
    W. D. Etzweiler......................................    23,971           10,000
    D. C. Hathaway.......................................    33,063           45,374
    R. L. Kirk(4)........................................     1,618            5,000
    J. E. Marley(4)......................................       250            3,000
    R. F. Nation.........................................    12,000            5,000
    N. H. Prater(4)......................................     1,000            1,000
    J. I. Scheiner.......................................     1,013            1,000
    R. C. Smith(4).......................................     2,000            4,000
    A. J. Sordoni, III...................................     9,000            7,000
    B. W. Taussig........................................     1,047              -0-
    R. C. Wilburn........................................       400            6,000
    All Directors and Executive Officers as a Group
      (15 persons in total, including those listed
      above).............................................   231,070          170,799

------------
(1) Includes in the case of Messrs. Campanaro, Coppock, Etzweiler, Hathaway, Taussig and all Directors and executive officers as a group, 5,612 shares, 4,585 shares, 8,699 shares, 8,173 shares, -0- shares and 30,065 shares, respectively, pursuant to the Company's Savings Plan in respect of which such persons have shared voting power.

(2) Includes 23,850 shares owned by his wife as to which Mr. Burdge disclaims beneficial ownership.

(3) Includes 5,812 shares owned by his wife as to which Mr. Coppock disclaims beneficial ownership.

(4) In addition to the shares shown in the table above, certain Directors have elected to receive compensation in the form of credits for non-voting phantom shares under the terms of the Company's Deferred Compensation Plan for Non-Employee Directors. These amounts will ultimately be paid out in cash based upon the value of the shares at the time of payout. The respective number of phantom shares held by the Directors as of March 6, 1996 are as follows: R. L. Kirk, 712.87 shares; J. E. Marley, 745.34 shares;
    N. H Prater, 908.77 shares and R. C. Smith, 668.18 shares.

     Except as otherwise stated, each individual has sole voting and investment power over the shares set forth opposite his name. As of March 6, 1996, the Directors and executive officers of the Company as a group beneficially owned less than 1% of the Company's outstanding common stock. No Director or executive officer beneficially owned as much as 1% of the outstanding common stock.

                  SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Based on information contained in Schedules 13G filed with the Securities and Exchange Commission with respect to beneficial ownership at December 31, 1995, as of March 6, 1996, except as set forth below, no persons or group was known by the Board of Directors to own beneficially more than 5% of the outstanding voting securities of the Company.

                                    NAME                         AMOUNT
                                AND ADDRESS                  AND NATURE OF
     TITLE OF                  OF BENEFICIAL                   BENEFICIAL           PERCENT
       CLASS                       OWNER                       OWNERSHIP            OF CLASS
-------------------    ------------------------------    ----------------------     --------
Common.............    The Capital Group Companies,      1,440,000                     5.7
                       Inc. and Capital Research and     Sole Dispositive Power
                       Management Company
                       333 South Hope Street
                       Los Angeles, CA 90071
Common.............    FMR Corp.                         1,392,700                     5.5
                       82 Devonshire Street              Sole Voting Power for
                       Boston, MA 02109                  218,700 shares and
                                                         Sole Dispositive Power
                                                         for 1,392,700 shares

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Management Development & Compensation Committee ("Compensation Committee"), a Committee of the Board of Directors composed of the non-employee Directors listed below this Report. The Company considers all of the members of the Compensation Committee to be independent and none of these Directors have any interlocking or other relationships with the Company that are subject to disclosure under the Securities and Exchange Commission rules relating to proxy statements. All decisions of the Compensation Committee relating to the salaries and grade levels of the Company's Executive Officers are approved by the full Board.

     Set forth below is a report prepared by the members of the Compensation Committee whose names appear below this report, addressing the Company's compensation policies for 1995 as they affected the Company's executive officers, including the Named Executives.

EXECUTIVE OFFICER COMPENSATION POLICIES

     The Compensation Committee's executive compensation policies are designed to:

     - Provide incentives for achievement of the Company's annual and long-term performance goals;

     - Reinforce the common interest of management and the shareholders in enhancing shareholder value;

     - Reward individual initiative and achievement;

     - Provide levels of compensation that are fair, reasonable and competitive with comparable industrial companies; and

     - Attract and retain qualified executives who are critical to the Company's long-term success.

     At the 1995 Annual Meeting of Stockholders, the Board of Directors proposed, and the shareholders overwhelmingly approved the 1995 Executive Incentive Compensation Plan which the Board believes has provided an improved basis for achieving these goals. The current compensation program is applicable to all corporate and divisional officers of the Company and is composed primarily of:

     - Salary based upon grade levels that reflect the degree of responsibility associated with the executive's position and the executive's past achievement;

     - Annual incentive compensation awarded under the 1995 Executive Incentive Compensation Plan paid 60% in cash and 40% in the form of restricted shares of Harsco Common Stock, based upon achievement of specific financial objectives (return on capital, earnings per share, cash flow provided by operations and sales growth) and strategic goals established for the relevant business unit;

     - Incentive stock option grants under the 1995 Executive Incentive Compensation Plan made annually by the Compensation Committee on the basis of the Committee's evaluation of each unit's strategic planning at its discretion with exercise prices equal to the market price at the date of grant; and

     - Various retirement and other benefits commonly found in similar companies.

     The Compensation Committee believes that the Company benefits from a broad based executive compensation program that extends the program's incentives to approximately 53 division officers in addition to the five executive officers and five other corporate officers. However, as an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity should be based on performance incentives and a lesser portion on salary, causing greater variability in the individual's total compensation from year to year. This is achieved under the Company's current 1995 Executive Incentive Compensation Plan by using the executive's numeric grade level and annual salary as multipliers along with the proportion of target achievement when computing annual incentive compensation awards.

     The Compensation Committee also believes that as executives rise to positions that can have a greater impact on the Company's performance, the compensation program should place more emphasis on the value of the common stock. This objective is met by paying a portion of the annual incentive compensation in restricted shares of the Company's common stock, and granting incentive stock options for the Company's common stock. Under the 1995 Harsco Executive Incentive Plan and the related Authorization, Terms and Conditions of the Annual Incentive Awards, 60% of a participant's annual incentive compensation award is paid in cash with the remaining 40% paid in the form of a grant of restricted shares of Harsco common stock. These shares are nontransferable by the officer for a period of three years from date of grant (but during the first two years of the new Plan, one-half of each award will be restricted for only one year). Furthermore, the restricted stock is subject to forfeiture by the officer during the applicable restricted period in the event of the executive's termination for reasons other than:

     - normal retirement

     - death

     - full and permanent disability; or

     - involuntary termination other than termination for cause as defined in the Plan.

     The Committee has the authority to accelerate the expiration of the restriction and forfeiture provisions in its discretion. With respect to incentive stock options, the quantity granted to an individual in any year is based upon the executive's grade level and the strategic planning performance of the respective business unit. The Company has not reset the exercise price on any existing stock options in the past and, as a matter of sound compensation policy, does not foresee doing so in the future.

     On August 10, 1993, the Omnibus Budget Reconciliation Act of 1993 was signed into law, making significant revisions to the United States tax laws. This Act added a new provision in Section 162(m) of the Internal Revenue Code that beginning in 1994, limits the deductibility of executive compensation for individuals in excess of $1 million per year paid by publicly traded corporations to the chief executive officer and the four other executives named in the compensation table of the Proxy Statement. The Company has determined that given the rates of compensation currently in effect and the exemption under Internal Revenue Service regulations applicable to income derived from stock options granted under the Harsco 1986 Stock Option Plan or the 1995 Executive Incentive Compensation Plan, and the exemption applicable to the performance based incentive compensation bonuses under the 1995 Executive Incentive Compensation Plan, the Company should not be exposed to any nondeductibility of executive compensation expense under Section 162(m) in the 1996 tax year. Last year, we obtained shareholder approval of the 1995 Executive Incentive Compensation Plan, which was designed to preserve the deductibility to the extent possible, of any such executive compensation subject to Section 162(m) in the future.

RELATIONSHIP OF PERFORMANCE TO COMPENSATION

     The Company currently ties executive pay to corporate performance primarily through the 1995 Executive Incentive Compensation Plan awards that are based upon achievement of objectives adopted by the Compensation Committee, and stock option grants which only provide realizable compensation through increases in the stock price.

  Incentive Compensation Plan

     The opportunity for compensation under the 1995 Executive Incentive Compensation Plan in effect for 1995 was dependent upon meeting the four financial objectives and the specific strategic objectives established by the Compensation Committee prior to the beginning of the plan year, for the appropriate business unit. Under the 1995 Executive Incentive Compensation Plan, 80% of the total possible award is based on achievement of financial objectives established by the Compensation Committee each year, and 20% is based on attainment of strategic goals. The financial goals for 1995 were based upon performance improvement in return on capital, earnings per share, cash flow provided by operations, and sales.

     No award will be made for achievement of only the minimum target, but awards will begin to be earned as performance in each of the designated objective categories rises above the minimum. Achieving target levels of performance in all objectives results in an award that is 67% of the award for achieving the maximum level of performance against all objectives, and the award will continue to rise correspondingly as the achieved results approach the maximum financial and strategic objective performance levels set by the Compensation Committee.

     The Compensation Committee establishes minimum, target and maximum financial objectives for the corporate office and each division for that year, which will constitute 80% of the annual bonus criteria. The corporate officer financial objectives for minimum, target and maximum achievement are established based upon a consolidation of the goals for the nine operating divisions. Thus, the incentive compensation awards of the corporate officers are closely related to the overall performance of the divisions against their goals. The strategic goals which constitute the other 20% of the evaluation criteria under the current 1995 Executive Incentive Compensation Plan are established by the Compensation Committee and are assigned various weights. The strategic goals set for each business unit in 1995 involved achievement of various objectives important to the profitable growth of the particular Harsco operating division in such areas as safety, gross profit margin improvement, accounts receivable, new product introduction and information technology system upgrades. The corporate officer awards are then dependent on the degree of achievement based upon the average attainment of strategic goals by the nine operating divisions. As previously discussed, 60% of an executive participant's annual incentive compensation award is paid in cash with the remaining 40% paid in the form of restricted shares of Harsco common stock.

     The executive officers attained 60.4% of maximum achievement with respect to the combined strategic goals. The Company's record financial performance yielded an achievement factor of 100% for 1995 for the financial goals. The combined achievement on strategic and financial goals resulted in each of the executive officers earning 92.1% of the maximum annual incentive compensation for 1995.

STOCK OPTIONS

     As shown in the table that follows, the Compensation Committee granted stock options to the executive officers on February 22, 1995 under the 1986 Stock Option Plan with an exercise price of $43.375 per share, which was the market price on the date of grant. This Plan was approved by the stockholders and was used to make grants to other corporate and division officers as well as the executive officers. The number of options granted to each executive was determined by grade level. Thus, the Chairman, President and Chief Executive Officer, Mr. Hathaway, who has the highest grade level, received the largest award. Following shareholder approval in April 1995 of the 1995 Executive Incentive Compensation Plan, all subsequent stock options to officers are being granted under that Plan. The number of options granted to each officer under the 1995 Plan is determined by grade level and the committee's evaluation of the unit's strategic planning performance. The absolute maximum stock option award as provided in the 1995 Plan is 25,000 shares for any single participant in a calendar year.

     The annual number of options granted for each grade level was established in 1995 based upon a recommendation from Towers Perrin, a compensation consulting firm, and that firm's survey of the long-term incentive compensation practices of 130 major United States companies. In determining the February 22, 1995 grants, the Committee considered the number of options previously granted to participants under the 1986 Stock Option Plan and the aggregate number that would be outstanding upon approval of the 1995 grants.

SALARIES

     The Compensation Committee made its regular annual review of salaries of all corporate and division officers, including the Named Executives, at its November 14, 1994 Committee meeting, and recommended salary increases which the Board then approved for implementation on January 1, 1995.

     Each year, the Compensation Committee establishes executive salary budgets for corporate and division officers based upon survey data provided by a number of major consulting firms. For 1995, the Committee approved a budget for salary increases which was slightly below the range of planned salary budgets indicated by the various surveys. The Committee then adjusts the salary of each officer based upon the available salary budget, the performance of each executive officer, comparison to other internal salaries and the Company's salary range structure for various grade levels. The salary range structure for various grade levels is also revised from time to time based upon industry survey data provided by a number of major consulting firms. The last adjustment to the salary range structure was made in 1994. The various industry compensation surveys considered by the Committee are generally broad based surveys of companies selected by the consulting firms which are not limited to the companies within the Dow Jones Industrial-Diversified Index referenced elsewhere in the Proxy Statement, though some of those companies may have been included in the surveys.

     In 1994, the Committee requested an analysis of competitive compensation levels and total direct compensation (defined as base salary, annual incentives and long-term incentives in the form of cash and stock option awards) to be performed by an outside consultant. Towers Perrin was selected, and the results of two detailed studies were provided to the Committee for its review and use in adjusting the salary of each officer as one of the elements in a total compensation package. The salary increases effective January 1, 1995 were based upon those surveys. The salary for the Chief Executive Officer was substantially below the survey median. The compensation for the executive officers was below the survey median.

     In preparation for future compensation adjustments, the Committee intends to periodically review similar detailed survey data. In general, the Committee strives to maintain total compensation packages which range from moderately below to moderately above the industry medians.

OTHER COMPENSATION PLANS

     The Company has certain other broad based employee benefit plans in which the executive officers participate on the same terms as non-executive employees, including health insurance, the Savings Plan and the term life insurance benefit equal to two times the individual's salary. In addition, the executive officers participate in the Supplemental Retirement Benefit Plan ("Basic Supplemental Plan") as described in the section "Retirement Plans".

THE CHIEF EXECUTIVE OFFICER'S 1995 COMPENSATION

     The incentive plan cash and restricted stock compensation, stock options, and salary awarded or paid to Mr. Hathaway with respect to 1995 are discussed above in this Report with respect to amounts, and the factors considered by the Compensation Committee. Of the total $1,151,140 in cash compensation paid to Mr. Hathaway in 1995 as reflected in the Summary Compensation Table, 65.25% was dependent upon achieving performance objectives under the 1995 Executive Incentive Compensation Plan, and the predecessor Long-Term Incentive Compensation Plan which made a one time shareholder approved payment of $154,980 for previously earned and accrued awards upon termination of that Plan. This is consistent with the Compensation Committee's view that those executives most able to affect the performance of the Company should have a significant portion of their potential total compensation opportunity at risk based upon Company performance. Those Company performance objectives were composed of financial and strategic objectives. The Compensation Committee believes that attainment of specific, measurable financial and strategic goals is an important determinant of total return to stockholders over the long-term and has the advantage of not being subject to the period to period vagaries of the common stock price. However, the Compensation Committee also believes that the Chief Executive Officer and other officers should share in the gains or losses of common stock value experienced by the stockholders in order to reinforce the alignment of their respective interests. Therefore, the Compensation Committee utilizes stock option grants and incentive compensation in the form of restricted shares of Harsco Common Stock as important components of compensation. The Compensation Committee believes that the combined effect of these compensation elements is to establish strong incentives to achieve results which will provide stockholders with the investment returns that they seek.

     In summary, the Committee believes that the total compensation program implemented in 1995 will achieve the objective of providing meaningful and appropriate rewards, recognizing both current performance contributions and the attainment of long-term strategic business goals of critical importance to the future growth of Harsco Corporation.

SUBMITTED BY THE MANAGEMENT DEVELOPMENT AND COMPENSATION
COMMITTEE OF THE BOARD OF DIRECTORS:

R. F. Nation, Chairman
J. E. Marley
N. H. Prater
A. J. Sordoni, III

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth information concerning the compensation awarded to, earned by or paid to the Named Executives for services rendered to the Company in all capacities during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM COMPENSATION
                                                              ----------------------------------
                                    ANNUAL COMPENSATION                AWARDS
                               -----------------------------  ------------------------   PAYOUTS
                                                     OTHER    RESTRICTED    SECURITIES   -------     ALL OTHER
       NAME AND                                     ANNUAL       STOCK      UNDERLYING    LTIP        COMPEN-
      PRINCIPAL                SALARY              COMPENSA-   AWARD(S)      OPTIONS     PAYOUTS      SATION
       POSITION        YEAR      ($)     BONUS($)   TION($)     ($)(1)        (#)(2)       ($)        ($)(3)
---------------------- ----    -------   -------   ---------  -----------   ----------   -------     ---------
D.C. Hathaway......... 1995    400,000   357,696         --     238,464(4)      15,000   154,980(6)     27,819
  Chairman,            1994    350,000   159,705         --          --          7,780   212,625        10,500
  President & Chief    1993    270,834   148,282         --          --          7,200   152,344         8,125
  Executive Officer
L.A. Campanaro........ 1995    227,100   172,996         --     115,330(4)      10,000    79,916(6)     14,970
  Senior Vice          1994    211,867    82,352         --          --          6,620   109,641        12,199
  President & Chief    1993    190,734    96,073         --          --          6,620    98,705         9,188
  Financial Officer
P.C. Coppock.......... 1995    200,000   152,352         --     101,568(4)      10,000    67,896(6)     12,930
  Senior Vice          1994    180,000    69,966         --          --          6,620    93,150         9,067
  President, Chief     1993    144,900    60,293         --          --          4,100    61,945         7,899
  Administrative
  Officer, General
  Counsel & Secretary
W.D. Etzweiler........ 1995    227,100   172,996         --     115,330(4)      10,000    79,916(6)     14,970
  Senior Vice          1994    211,867    82,352         --          --          6,620   109,641        12,352
  President & Chief    1993    195,734    98,591         --          --          6,620   101,292        11,772
  Operating Officer
B.W. Taussig.......... 1995    168,225   213,578(5)       --        -0-            -0-    79,916(6)    182,819(7)
  Senior Vice          1994    211,867    82,352         --          --          6,620   109,641        12,352
  President & Chief    1993    195,734    98,591         --          --          6,620   101,292        11,772
  Operating Officer

---------------
(1) The aggregate holdings of restricted shares and market value as of December 31, 1995, for the Named Executives is as follows: Mr. Hathaway -- 3,509 shares with a value of $205,277; Mr. Campanaro -- -0- shares; Mr.
    Coppock -- 3,049 shares with a value of $178,367; Mr. Etzweiler -- 2,906 shares with a value of $170,001, and Mr. Taussig -- 947 shares with a value of $55,400. The market value at December 31, 1995, was $58.50 per share which represents the average of the high and low price on that date. Dividends on restricted holdings are paid at the normal common stock rate.

(2) Represents stock options granted in the respective years. The Company granted these options, relating to shares of its common stock, to employees, including executive officers, of the Company under its 1986 Stock Option Plan. The Company's 1986 Stock Option Plan authorizes the Compensation Committee to grant stock options as well as stock appreciation rights to certain officers and employees who in the discretion of the Compensation Committee significantly impact upon the profitability of the Company. Options granted during a particular year are not exercisable for twelve months following the date of grant, unless a change in control of the Company occurs, nor are they exercisable ten years after the grant. The exercise price per share of options granted under the Plan was one hundred percent (100%) of the fair market value of common stock at the date of grant.

(3) For the respective years, represents Company Savings Plan contributions and certain Supplemental Retirement Benefit Plan contributions made on behalf of the Named Executives. The Company maintains the Harsco Corporation Savings Plan which includes the "Salary Reduction" feature afforded by Section 401(k) of the Internal Revenue Code. Eligible employees may authorize the Company to contribute from 1% to 16% of their pre-tax compensation to the Savings Plan. The Company makes monthly contributions for the purchase of common stock of the Company for the account of each participating employee equal to 50% of such employee's first 1% to 6% contribution.

    The Company also maintains the Harsco Corporation Supplemental Retirement Benefit Plan (described under "Retirement Plans"). If the IRS-imposed limitations on 401(k) savings plan contributions are reached, participating Named Executives, upon retirement or other termination of employment, receive in cash under this Plan the amount of Company matching contributions to the Savings Plan that were disallowed for the account of the Named Executive by operation of the IRS-imposed limitations, including adjustments for changes in the market value of Company common stock that would have been purchased by the Company matching contributions and dividends that would have been payable on such Company common stock.

(4) Represents 40% share of total annual incentive compensation award for 1995 under the terms of the new 1995 Executive Incentive Compensation Plan. One-half of the stock granted will have a one year restriction from the date of grant and the remaining one-half of the stock will have a three year restriction from the date of the grant. During the period of restriction, the restricted shares can be voted and dividends will be reinvested. The dividend reinvestment shares will be restricted for the same period as the underlying shares.

(5) Executive officer resigned effective September 30, 1995. Compensation and bonus represents nine months of the year. Annual incentive compensation from 1995 Executive Incentive Compensation Plan was paid fully in cash by agreement.

(6) Represents the payout of accrued long-term incentive compensation awards earned in prior years under the 1986 Incentive Compensation Plan as a result of termination of that Plan. Payments are for amounts accrued for the incomplete three year Plan period ending in 1995 (relating to performance in years 1993 and 1994) and the incomplete three year Plan period ending in 1996 (relating to performance in 1994). Payments were approved in April 1995 by the stockholders at the Annual Meeting of Stockholders in connection with the adoption of the 1995 Executive Incentive Compensation Plan and were made in May 1995.

(7) Represents payments of $55,800 for a consulting arrangement, $8,195 for vacation payout, $105,374 for a lump sum distribution pension payout and $13,450 for employer contributions to the Company Savings Plan.

                     LONG-TERM INCENTIVE COMPENSATION PLAN

     The stockholders approved the 1995 Executive Incentive Compensation Plan and the existing Long-Term Incentive Compensation Plan was discontinued. Amounts accrued for the incomplete three year Plan period ending in 1995 (relating to performance in years 1993 and 1994) and the incomplete three year Plan period ending in 1996 (relating to performance in 1994), were paid to participants in May 1995 after stockholder approval.

                                 STOCK OPTIONS

     The following table contains information concerning the number of stock options granted to each Named Executive under the Company's 1986 Stock Option Plan during the last fiscal year.

                             OPTION GRANTS IN 1995

                                                     INDIVIDUAL GRANTS
                                       ----------------------------------------------
                                                      % OF                                   POTENTIAL
                                                      TOTAL                             REALIZABLE VALUE AT
                                                     OPTIONS                              ASSUMED ANNUAL
                                       SECURITIES    GRANTED                              RATES OF STOCK
                                       UNDERLYING      TO       EXERCISE                PRICE APPRECIATION
                                        OPTIONS     EMPLOYEES   OF BASE                 FOR OPTION TERM (1)
                                        GRANTED     IN FISCAL    PRICE     EXPIRATION   -------------------
                NAME                     (#)(2)       YEAR       ($/SH)       DATE      5% ($)     10% ($)
-------------------------------------  ----------   ---------   --------   ----------   -------   ---------
D. C. Hathaway --                        15,000        8.7       43.375      2/21/05    409,175   1,036,929
  Chairman, President & Chief
    Executive Officer
L. A. Campanaro --                       10,000        5.8       43.375      2/21/05    272,783     691,286
  Senior Vice President & Chief
    Financial Officer
P. C. Coppock --                         10,000        5.8       43.375      2/21/05    272,783     691,286
  Senior Vice President, Chief
    Administrative Officer, General
    Counsel & Secretary
W. D. Etzweiler --                       10,000        5.8       43.375      2/21/05    272,783     691,286
  Senior Vice President & Chief
    Operating Officer
B. W. Taussig --                         10,000(3)     5.8       43.375      2/21/05        -0-         -0-
  Senior Vice President & Chief
    Operating Officer

---------------

(1) Dollar amounts under these columns are the result of calculations of stock price appreciation over 10 years at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) The Company granted these options, relating to shares of its common stock, to employees, including executive officers, of the Company under its 1986 Stock Option Plan. The Company's 1986 Stock Option Plan authorizes the Compensation Committee to grant stock options to purchase common stock, as well as stock appreciation rights to certain officers and employees who in the discretion of the Compensation Committee significantly impact the profitability of the Company. Options granted during a particular year are not exercisable for twelve months following the date of grant, unless a change in control of the Company occurs, nor are they exercisable ten years after the grant. The exercise price per share of options granted under the 1986 Stock Option Plan was one hundred percent (100%) of the fair market value of common stock at the date of grant. There were no stock appreciation rights granted in 1995.

(3) Mr. Taussig resigned effective September 30, 1995 and the options granted did not become exercisable. Had the options been exercisable, the potential realizable value at a 5% annual rate of stock price appreciation would have been $272,783 and at a 10% annual rate of stock price appreciation would have been $691,286.

                         OPTION EXERCISES AND HOLDINGS

     The following table sets forth information, with respect to the Named Executives, concerning the exercise of options during fiscal year 1995 and unexercised options at December 31, 1995.

                      AGGREGATED OPTION EXERCISES IN 1995
                         AND OPTION VALUES AT 12/31/95



                                                         NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED           IN-THE-MONEY
                                   ACQUIRED                   OPTIONS AT                  OPTIONS AT
                                      ON      VALUE        12/31/95 (#)(2)              12/31/95 ($)(3)
                                   EXERCISE  REALIZED  --------------------------  --------------------------
              NAME                    (#)     ($)(1)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
              ----                 --------  --------  -----------  -------------  -----------  -------------
D. C. Hathaway --
 Chairman, President & Chief
 Executive Officer..............     8,354   124,641    18,510        15,000       334,582       226,875
L. A. Campanaro --
  Senior Vice President & Chief
  Financial Officer.............     3,800    69,655    15,251        10,000       266,588       151,250
Paul C. Coppock --
  Senior Vice President, Chief
  Administrative Officer,
  General Counsel & Secretary...     6,812   195,104    17,238        10,000       348,429       151,250
W. D. Etzweiler --
  Senior Vice President & Chief
  Operating Officer.............     6,372    51,596    11,154        10,000       177,761       151,250
B. W. Taussig --
  Senior Vice President & Chief
  Operating Officer.............    19,800   275,114       -0-           -0-           -0-           -0-

---------------

(1) Represents the difference between the exercise (strike) and market price of each stock option on the date of exercise.

(2) Options granted during a particular year are not exercisable for twelve months following the date of grant unless a change in control of the Company occurs or the Compensation Committee expressly authorizes earlier exercisability.

(3) Represents the difference between the exercise (strike) and market price multiplied by the number of in-the-money unexercised options contained in the respective category. Average market price at December 31, 1995 was $58.50 per share. Options are in-the-money when the market price of the underlying securities exceeds the exercise price. No Named Executive exercised any stock appreciation right during 1995.

                            STOCK PERFORMANCE GRAPH

     The following performance graph compares the yearly percentage change in the cumulative total stockholder return (assuming the reinvestment of dividends) on the Company's common stock against the cumulative total return of the Standard & Poor's MidCap 400 Index and the Dow Jones Industrial-Diversified Index for the past five years. The graph assumes an initial investment of $100 on December 31, 1990 in the Company's common stock or in the underlying securities which comprise each of those market indices. The information contained in the graph is not necessarily indicative of future Company performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

          AMONG HARSCO CORPORATION, S&P MIDCAP 400 INDEX AND DOW JONES
                        INDUSTRIAL-DIVERSIFIED INDEX(1)
                         FISCAL YEAR ENDING DECEMBER 31

                                                   DOW JONES
      MEASUREMENT PERIOD          HARSCO COR-     INDUSTRIAL-    S & P MIDCAP
    (FISCAL YEAR COVERED)          PORATION       DIVERSIFIED      400 INDEX
1990                                       100             100             100
1991                                  119.7731        123.8202          150.10
1992                                  158.8962        144.0842          167.98
1993                                  176.4423         176.057          191.41
1994                                  183.5923        161.4771          184.55
1995                                  269.2308          211.46          241.66

---------------

(1) Peer companies included in the Dow Jones Industrial-Diversified Index are:
     Allied-Signal Inc., CBI Industries Inc., Cooper Industries Inc., Crane Company, Dexter Corporation, Dover Corporation, FMC Corporation, Illinois Tool Works, Inc., Ingersoll-Rand Co., National Service Industries, Inc., Parker Hannifin Corp., PPG Industries Inc., Raychem Corp., Stanley Works, Tenneco, Inc., Trinova Corporation and Tyco International Ltd.

RETIREMENT PLANS

     The Company provides retirement benefits for each officer under one of two supplemental plans. They are the Supplemental Retirement Benefit Plan ("Basic Supplemental Plan") and the Supplemental Executive Retirement Plan ("Secular Plan") which covers certain executive officers and division presidents who have attained age 58, in lieu of participation in the Basic Supplemental

Plan (collectively the "Supplemental Plans"). All executive officers are covered by the Basic Supplemental Plan. All executive officers are also covered by the qualified pension plan. Each plan is a defined benefit plan providing for normal retirement at age 65. Early retirement may be taken commencing with the first day of any month following the attainment of age 55, provided at least 15 years of service have been completed. Early retirement benefits commencing prior to age 65 are reduced. The Supplemental Plans also provide for unreduced pension benefits if retirement occurs after age 62, provided at least 30 years of service have been completed. The Supplemental Plans contain provisions providing for a preretirement death benefit payable in a lump sum to a beneficiary designated by the participant for participants who die after qualifying for benefits. The Supplemental Plans also include provisions which fully vest participants upon termination of employment following a "change in control" of the Company as defined in the Supplemental Plans.

     Total pension benefits are based on final average compensation and years of service. The normal retirement benefit under the Supplemental Plans is equal to a total of .8% of final average compensation up to the "Social Security Covered Compensation" as defined in the Supplemental Plans plus 1.6% of the final average compensation in excess of the "Social Security Covered Compensation" multiplied by up to 33 years of service, reduced by the benefits under the qualified plan. Final average compensation is defined as the aggregate compensation (base salary plus nondiscretionary incentive compensation) for the 60 highest consecutive out of the last 120 months prior to date of retirement or termination of employment for any reason prior to normal retirement date.

     The following table shows estimated total annual pension benefits payable to the executive officers of the Company under the qualified Basic Supplemental Plan, including the Named Executives upon retirement at age 65, in various remuneration and year-of-service classifications, assuming the total pension benefit was payable as a straight life annuity guaranteed for ten years and retirement took place on January 1, 1996. The annual pension benefit payable to executive officers participating in the Secular Plan would be reduced from the amounts shown below to account for previous distributions under that Plan.

                               PENSION PLAN TABLE

                                                                  YEARS OF SERVICE
                                         -------------------------------------------------------------------
REMUNERATION(1)                            10          15          20          25          30          35*
---------------------------------------  -------     -------     -------     -------     -------     -------
   200,000.............................   29,794      44,690      59,587      74,484      89,381      98,319
   300,000.............................   45,793      68,690      91,586     114,483     137,380     151,118
   400,000.............................   61,794      92,691     123,588     154,485     185,382     203,920
   500,000.............................   77,794     116,690     155,587     194,484     233,381     256,719
   600,000.............................   93,793     140,690     187,586     234,483     281,380     309,518
   700,000.............................  109,794     164,691     219,588     274,485     329,382     362,320
   800,000.............................  125,794     188,690     251,587     314,484     377,381     415,119
   900,000.............................  141,793     212,690     283,586     354,483     425,380     467,918
 1,000,000.............................  157,794     236,691     315,588     394,485     473,382     520,720

---------------

 *  Supplemental Plans have a 33 year service maximum.

(1) Final average compensation for the Named Executives as of the end of the last calendar year is: Mr. Hathaway: $674,140; Mr. Campanaro: $351,055; Mr. Coppock: $317,772; and Mr. Etzweiler: 391,440. The estimated years of service for each Named Executive are as follows: Mr. Hathaway: 29.5 years; Mr. Campanaro: 15.5 years; Mr. Coppock: 14.5 years; and Mr. Etzweiler:
    29.5 years.

    Mr. Taussig retired on September 30, 1995. He received a lump sum distribution from the Harsco Employees Pension Plan of $105,373.61 on October 1, 1995. After deducting the lump sum distribution from his available pension benefits, Mr. Taussig is still entitled to receive

     $121.88 monthly for life from the Plan with 120 guaranteed payments beginning November 1, 2004 when he reaches the age of 65.

     In addition to the Harsco Employee Pension Plan, Mr. Taussig has benefits under the Supplemental Pension Plan. These benefits entitle him to $1,606.56 monthly for life with 120 guaranteed payments beginning November 1, 2004 when he reaches the age of 65.

     The Company does not provide retiree medical benefits to its executive officers.

EMPLOYMENT AGREEMENTS WITH OFFICERS OF THE COMPANY

     On September 25, 1989, the Board of Directors authorized the Company to enter into employment agreements with certain officers, including the Named Executives (the "Agreements"), pursuant to which authorization, the Company entered into individual Agreements with certain officers.

     The Agreements are designed as an inducement to retain the services of the officers and provide for continuity of management during the course of any threatened or attempted change in control of the Company. The Agreements are also intended to ensure that if a possible change in control should arise and the officer should be involved in deliberations or negotiations in connection with the possible change in control, the officer would be in a position to consider as objectively as possible whether the possible change in control transaction is in the best interest of the Company and its stockholders without concern for his position or financial well-being. Should a change in control occur, the Agreements provide for continuity of management following the change by imposing certain obligations of continued employment on the officers.

     Under the Agreements, the Company and the officers agree that in the event of a change in control, such officer will remain in the Company's employ for a period of three years from the date of the change in control (or to such officer's normal retirement date, if earlier), subject to such officer's right to resign during a thirty-day period commencing one year from the date of the change in control or for good reason, as defined in the Agreements. If such officer's employment terminates within three years after a change in control for any reason other than cause as defined in the Agreements, resignation without good reason as defined in the Agreements, or disability or death, such officer will be paid a lump sum amount equal to such officer's average annual gross income reported on Form W-2 for the most recent five taxable years prior to the change in control, multiplied by the lesser of 2.99 or the number of whole and fractional years left to such executive officer's normal retirement date, plus interest. The payment may be subject to reduction to avoid adverse tax consequences.

     For purposes of the Agreements, a "change in control" would be deemed to have occurred if (i) any person or group acquires 20% or more of the Company's issued and outstanding shares of common stock; (ii) the members of the Board as of the date of the Agreements (the "Incumbent Board") including any person subsequently becoming a Director whose election, or nomination for election by the Company's shareholders, was approved by a majority of the Directors then comprising the Incumbent Board, cease to constitute a majority of the Board of the Company as a result of the election of Board members pursuant to a contested election; (iii) the stockholders approve of a reorganization, merger or consolidation that results in the stockholders of the Company immediately prior to such reorganization, merger or consolidation owning less than 50% of the combined voting power of the Company; or (iv) the stockholders approve the liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets.

     If such provisions under the applicable Agreements were to have become operative on January 1, 1996, the Company would have been required to pay Messrs. Hathaway, Campanaro, Coppock and Etzweiler the following termination payments based on compensation information available at December 31, 1995:
$1,865,233, $886,739, $894,401 and $1,131,830, respectively.

     On September 26, 1988, the Company entered into an agreement with Mr. Hathaway which provides that for purposes of calculating his retirement benefits, his years of service will be deemed to have commenced June 20, 1966.

     B. W. Taussig resigned from his position of Senior Vice
President -- Operations effective September 30, 1995. The Company entered into a Consulting Agreement with Mr. Taussig dated August 22, 1995. This agreement provides that the Company pay a monthly consulting fee of $18,333.33 to Mr. Taussig for 36 months beginning October 1, 1995 and ending September 30, 1998. In addition to this monthly fee for consulting services, the agreement provides that the Company pay Mr. Taussig $800 per day of substantial service provided. This Consulting Agreement superseded the Special Supplemental Retirement Benefit Agreement and Severance Arrangement effective January 1, 1994, which would have credited Mr. Taussig with service from October 27, 1979 for the purpose of calculating retirement benefits and also provided for a cash severance payout in the event his employment was terminated under certain circumstances.

     Except as set forth in "Directors' Compensation" herein, to the knowledge of the Company, the only other transactions or proposed transactions since the beginning of the last fiscal year to which the Company has been a party and in which any Director, Named Executive or person nominated as a Director has had any interest, direct or indirect, have been transactions in the ordinary course of business consisting principally of the use of certain banks, as depositories and trustees under several of the pension plans of the Company, and use of an investment bank, in which certain Directors were interested as Directors, stockholders or limited partners but did not receive any material benefit as a result of the transactions. The terms and conditions of such transactions were on a basis no less favorable than obtainable from other sources for the same services rendered.

DIRECTORS' COMPENSATION

     Directors of the Company currently receive compensation of $20,000 per year plus $1,000 for participation at each meeting of the Board and $800 for each committee meeting. Directors who are chairmen of Board committees receive additional compensation of $2,000 per year. Certain Directors also received compensation for special services at the rate of $800 per day.

     Members of the Board who are not officers or employees of the Company or its divisions or subsidiary companies ("Outside Directors") are eligible to receive grants of nonqualified stock options. Individuals who are Outside Directors on the first business day of May of each year will automatically be granted on that date a nonqualified stock option to purchase 1,000 shares of the Company's common stock at a price equal to the market value on the date of grant. The Compensation Committee has no discretion as to the eligibility, exercise price or size of awards to Outside Directors. On May 1, 1995, the Company granted stock options in the amount of 1,000 each to the Outside Directors. The options permit the holders to purchase shares at the price of $47.625 per share, exercisable in whole or in part commencing one year after the date of grant and expiring on April 30, 2005.

     The Company also maintains a non-qualified pension plan for Directors ("Directors' Retirement Plan"). Pursuant to the terms of the Directors' Retirement Plan, members of the Board who are not eligible for pension benefits resulting from employment with the Company are eligible after completion of five
(5) years of service as a Director to receive pension benefits upon retirement from the Board. A monthly pension benefit equal to 60% of the monthly director's retainer in effect at the time of retirement will be paid to the Director for a period of months equal to the number of whole months of his service as a Director of the Company up to a maximum of one hundred twenty (120) months. The monthly retainer does not include meeting fees, chairmanship increments and consulting fees. Directors who are actively employed by the Company receive no additional compensation for serving as Directors.

NOMINATING COMMITTEE

     The Nominating Committee recommends periodically to the Board prospective Director candidates in light of resignations, retirements, or other changes in the composition of the Board; proposes to the Board by January of each year a slate of Directors for submission to the stockholders at the Annual Meeting; and represents the Board in discussions with prospective Director candidates. At the present time, the Nominating Committee will accept nominations only from Directors and Officers of the Company. The Nominating Committee met one time in 1995.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

     The Management Development and Compensation Committee administers the Company's executive compensation policies and programs. The Committee also advises the Board concerning election of officers and executive salaries, and reviews and consults with appropriate members of management with respect to organizational matters. Areas of responsibility include, but are not necessarily limited to, planning for management succession at the corporate and divisional level, particularly in senior executive ranks, recommending to the Board the annual base salary of corporate officers and division presidents, authorizing awards under the Incentive Compensation Plans and advising the Board regarding the institution or amendment of any incentive or contingent compensation plan applicable to officers of the Company. The Management Development and Compensation Committee met eight times in 1995. For additional information regarding the policies and mission of the Compensation Committee see the "Board Compensation Committee Report on Executive Compensation" which appears on page 7 of this Proxy Statement.

AUDIT COMMITTEE

     The Audit Committee meets with members of management, the independent accountants and internal auditors and reviews and approves the scope of audit and non-audit services, reviews the results of the annual audit and any accounting or disclosure questions, if any, encountered in the course of the annual audit and reviews the adequacy of internal controls. The Audit Committee met three times in 1995.

APPROVAL OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has designated Coopers & Lybrand L.L.P., as independent accountants of the Company's accounts for the fiscal year ending December 31, 1996, subject to stockholder approval. This firm has audited the accounts of the Company and its predecessors since 1929. Although neither the Certificate and By-laws nor the General Corporation Law of the State of Delaware, the State of incorporation, requires the election or approval of the selection of independent accountants, the Board of Directors desires that the selection of independent accountants be approved by the stockholders. Such designation of Coopers & Lybrand L.L.P. will be submitted to the Annual Meeting for confirmation or rejection and, in the absence of contrary direction, it is intended that Proxies in the accompanying form will be voted in favor of confirmation. A representative of Coopers & Lybrand L.L.P. will attend the Annual Meeting, with the opportunity to make a statement and answer questions of stockholders.

     If this proposal is not approved by a majority of the shares entitled to vote at the Annual Meeting present in person or by proxy, the appointment of the independent accountants will be reevaluated by the Board of Directors. However, because of the difficulty and expense of making any substitution of accountants so long after the beginning of the current year, it is contemplated that the appointment for the fiscal year ending December 31, 1996, will be permitted to stand unless the Board finds other good reasons for making a change. The Board will then make an independent business judgment as to whether to seek new independent accountants for the fiscal year ending 1997.

     The Audit Committee of the Company's Board of Directors, at its meeting held on August 22, 1995, reviewed and approved the fee estimate for the annual audit of the Company's fiscal 1995 financial statements and, taking into consideration the possible effect of non-audit services on the accountants' independence, also approved the type of non-audit services to be rendered in such year.

     The Board of Directors unanimously recommends that the stockholders vote FOR this proposal.

OTHER MATTERS

     The cost of this solicitation of Proxies will be borne by the Company. In addition to solicitation by use of mail, employees of the Company may solicit Proxies personally or by telephone or facsimile but will not receive additional compensation for these services. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send Proxies and Proxy materials to their principals and the Company may reimburse them for their expense in so doing. The Company has retained Morrow & Co. to assist in the solicitation at a cost that is not expected to exceed $8,000 plus reasonable out-of-pocket expenses.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT
1997 ANNUAL MEETING

     If a stockholder of the Company wishes to present a proposal for consideration at the next Annual Meeting of Stockholders, such proposal must be received at the executive offices of the Company no later than November 26, 1996, to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that Annual Meeting.

HARSCO CORPORATION

/s/ PAUL C. COPPOCK

Paul C. Coppock
Senior Vice President,
Chief Administrative Officer,
General Counsel and Secretary
March 25, 1996

PROXY


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              HARSCO CORPORATION


                The undersigned hereby appoints R.F. Nation, N.H. Prater and A.J. Sordoni, III proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side and otherwise in their discretion, all the shares of stock of Harsco Corporation standing in the name of the undersigned with all powers wich the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held April 30, 1996 or any adjournment thereof.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)



                             FOLD AND DETACH HERE


[HARSCO CORPORATION LOGO]

ANNUAL
MEETING OF
STOCKHOLDERS

APRIL 30, 1996, 10:00 A.M.

The Radisson Penn Harris
Hotel and Convention Center
Routes 11 and 15 at Erford Road
Camp Hill, Pennsylvania

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2.
MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.  ELECTION OF DIRECTORS              NOMINEES:  A.J. Sordoni, III and  R.C. Wilburn

(S>
  FOR all nominees         WITHHOLD         (INSTRUCTION: To withhold authority to vote for any individual nominee, write the
listed to the right        AUTHORITY        nominee's name in the space provided below.)
 (except as marked      to vote for all
  to the contrary)      nominees listed    ------------------------------------------------------------------------------------
                         to the right

     /  /                   /  /


2. Appointment of Coopers & Lybrand L.L.P. as the independent accountants of the corporation.

         FOR      AGAINST      ABSTAIN

        / /         / /          / /


Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:                                                                    , 1996
      --------------------------------------------------------------------

------------------------------------------------------------------------------
                                  (Signature)

------------------------------------------------------------------------------
                          (Signature if held jointly)


PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.



                             FOLD AND DETACH HERE


                                ANNUAL MEETING
                                      OF
                        HARSCO CORPORATION STOCKHOLDERS

                            TUESDAY, APRIL 30, 1996
                                  10:00 A.M.
                           THE RADISSON PENN HARRIS
                         HOTEL AND CONVENTION CENTER
                        ROUTES 11 AND 15 AT ERFORD ROAD
                            CAMP HILL, PENNSYLVANIA